NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND. The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

-------------------------------- --------------- ------------- -----------------
            TRUSTEE                   FOR          WITHHELD     PERCENTAGE FOR
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
JOHN J. BRENNAN                  1,740,579,865     36,999,540             97.9%
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
CHARLES D. ELLIS                 1,737,347,749     40,231,656             97.7
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
RAJIV L. GUPTA                   1,736,965,767     40,613,637             97.7
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
JOANN HEFFERNAN HEISEN           1,738,500,450     39,078,954             97.8
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
BURTON G. MALKIEL                1,735,636,334     41,943,071             97.6
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
ALFRED M. RANKIN, JR.            1,740,665,125     36,914,280             97.9
-------------------------------- --------------- ------------- -----------------
-------------------------------- --------------- ------------- -----------------
J. LAWRENCE WILSON               1,735,543,656     42,035,749             97.6
-------------------------------- --------------- ------------- -----------------

o CHANGE THE FUND'S POLICY ON INVESTING IN OTHER MUTUAL FUNDS. This change enables the fund to invest its cash reserves in specially created money market and short-term bond funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

--------------- -------------- ----------------- ---------------- --------------
       FOR           AGAINST        ABSTAIN           BROKER         PERCENTAGE
                                                     NON-VOTES          FOR
--------------- -------------- ----------------- ---------------- --------------
--------------- -------------- ----------------- ---------------- --------------
1,602,971,761       85,817,072     48,858,814        39,931,758       90.2%
--------------- -------------- ----------------- ---------------- --------------

NOTE: Vote tabulations are rounded to the nearest whole number.